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                                                                   Exhibit 99.3



                      CHRYSALIS INTERNATIONAL CORPORATION
                                 575 Route 28
                          Rariton, New Jersy 08869


                             LETTER TO PARTICIPANTS
                     IN THE CHRYSALIS EMPLOYEE SAVINGS PLAN


                   SHAREHOLDER VOTE TO ADOPT MERGER AGREEMENT


                  We are enclosing materials being sent to all of the stockholders of Chrysalis International Corporation, a Delaware corporation (the "Company"), relating to a special meeting (the "Special Meeting") of the stockholders of the Company to be held at 9:00 a.m., local time, on April 30, 1999 at the Somerset Hills Hotel, 200 Liberty Corner Road, Warren,
New Jersey. At the Special Meeting, the stockholders of the Company will be asked to vote on a proposal to adopt the merger agreement (the "Merger Agreement") among the Company, Phoenix International Life Sciences Inc., a company constituted under the laws of Canada ("Phoenix"), and Phoenix Merger Sub Corp., a Delaware corporation and a newly formed wholly owned subsidiary of Phoenix. The merger is described more fully in the Proxy Statement /Prospectus, a copy of which is enclosed for your information.


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PLEASE NOTE THAT PURSUANT TO THE PLAN (AS DEFINED BELOW), THESE MATERIALS ARE
BEING DELIVERED TO PERSONS PARTICIPATING IN THE PLAN AS OF MARCH 1, 1999. IF YOU NO LONGER PARTICIPATE IN THE PLAN AND HAVE RECEIVED THE ENTIRE BALANCE OF YOUR ACCOUNT (AS DEFINED BELOW), PLEASE DISREGARD THESE MATERIALS. IF YOU HAVE ANY QUESTIONS REGARDING YOUR STATUS AS A PARTICIPANT IN THE PLAN, PLEASE CONTACT KENDRA RUSSANO AT THE COMPANY AT (908) 722-7900 ext. 22.
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                  Under the terms of the Chrysalis Employee Savings Plan (the
"Plan"), shares of Chrysalis Common Stock owned by the Plan under the Company Stock Fund (the "Fund") are held by Scudder Trust Company, the Trustee under the Plan ("Trustee"), for the benefit of participants who have a portion of their account ("Account") under the Plan invested in shares of Chrysalis Common Stock. This means that instead of direct ownership of shares of Chrysalis Common Stock, you have an undivided interest in the shares of Chrysalis Common Stock owned by the Trustee, that is, you are a "beneficial" stockholder. Since you are a beneficial owner of shares of Chrysalis Common Stock, a copy of the Proxy Statement/Prospectus is being sent to you. You are urged to examine it carefully. YOU CANNOT VOTE THE SHARES OF CHRYSALIS COMMON STOCK ALLOCATED TO YOUR ACCOUNT AT THE SPECIAL MEETING. YOU CAN ONLY VOTE THESE SHARES AS DESCRIBED BELOW.

                  If you are also a direct stockholder of the Company, you will receive under separate cover another copy (or copies) of the Proxy Statement/Prospectus and proxy card which should be used to vote the shares of Chrysalis Common Stock you own directly.

                  Only the Trustee can vote shares of Chrysalis Common Stock owned by the Plan (the "Plan Shares"). The Plan provides for a pass through to participants of the decision regarding how to vote, or whether to abstain from voting, Plan Shares. This letter describes how the merger affects your interest under the Plan and sets forth the special procedures that must be followed in order for you to give valid and timely voting instructions to the Trustee (or its agent). AS A PARTICIPANT IN THE PLAN, YOU CAN VOTE SHARES OF CHRYSALIS COMMON STOCK BENEFICIALLY OWNED BY YOU UNDER THE PLAN ONLY BY FOLLOWING THESE INSTRUCTIONS. IF THE MERGER AGREEMENT IS ADOPTED BY THE HOLDERS OF THE MAJORITY OF THE SHARES OF CHRYSALIS COMMON STOCK AND THE MERGER IS CONSUMMATED, PAYMENT OF THE MERGER CONSIDERATION WILL NOT BE PAID DIRECTLY TO YOU; RATHER, PAYMENT WILL BE RECEIVED BY THE TRUSTEE ON YOUR BEHALF AND WILL AFFECT YOUR INTEREST IN THE PLAN, AS DESCRIBED BELOW.

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                  Under the Plan, as a participant, you may direct the Trustee
(or its agent) how to vote the shares of Chrysalis Common Stock allocated to your Account by following the procedures described in this Letter to Participants. You also may direct the Trustee (or its agent) not to vote the shares of Chrysalis Common Stock allocated to your Account or to withdraw any voting instruction you have directed it to make. Before making a decision you should read carefully the enclosed Proxy Statement/Prospectus and Voting Instruction Form. The Trustee makes no recommendation as to whether or how to vote the shares of Chrysalis Common Stock allocated to your Account.

                  The merger is conditioned upon, among other things, the adoption of the Merger Agreement by the holders of at least a majority of the outstanding shares of Chrysalis Common Stock. See the Proxy Statement/Prospectus for more details and for a description of the other conditions to the merger. If the conditions to the merger are satisfied, Phoenix Merger Sub Corp will be merged with and into the Company with the Company as the surviving corporation. In connection with the merger, each share of Chrysalis Common Stock will be converted into the right to receive the consideration described in the Proxy Statement/Prospectus. Please see the Proxy Statement/Prospectus regarding whether or not, pursuant to Delaware law, shareholders will be entitled to appraisal rights in connection with the merger.

                  The Trustee (or its agent) will vote the Plan Shares of Chrysalis Common Stock in accordance with the directions of Plan participants on the enclosed Voting Instruction Form. If the Trustee (or its agent) has not received your completed voting instructions before five full business days prior to the Special Meeting, the Trustee will abstain from voting the shares of Chrysalis Common Stock allocated to your Account, which will have the same effect as a vote against the Merger Agreement. You may withdraw or change any voting instructions you give to the Trustee by submitting a revised Voting Instruction Form, marked to show that the form is a revised form, to the Trustee before five full business days prior to the Special Meeting.

                  It is very important that you read all of the enclosed materials and follow the instructions carefully if you wish to direct the Trustee how to vote, or to abstain from voting, the shares of Chrysalis Common Stock allocated to your Account. THE TRUSTEE (OR ITS AGENT) WILL TREAT YOUR VOTING DIRECTIONS CONFIDENTIALLY AND WILL NOT DISCLOSE THEM TO THE COMPANY.

                  Whether or not you return a Voting Instruction Form to the Trustee (or its agent), if the Merger Agreement is adopted and the merger is consummated, the Merger Consideration that is delivered or paid for the shares of Chrysalis Common Stock will be held by the Trustee in the Fund and will be held therein until you direct the Trustee otherwise by calling (800) 541-7705.

                  If you choose to direct the Trustee (or its agent) to vote, or to abstain from voting, shares of Chrysalis Common Stock allocated to your Account, the enclosed Voting Instruction Form must be returned to the Trustee (or its agent). The address to which the Form can be mailed or delivered is shown on the enclosed reply envelope. PLEASE NOTE THAT THE DEADLINE FOR THE TRUSTEE TO VOTE SHARES OF CHRYSALIS COMMON STOCK IS ARPIL 30, 1999. YOUR VOTING INSTRUCTION FORM MUST BE RECEIVED BY THE TRUSTEE (OR ITS AGENT)
BEFORE APRIL 23, 1999. All questions and requests for assistance should be addressed to Kendra Russano at the Company at (908) 722-7900 ext. 22. IF YOU DO NOT SIGN THE FORM OR IF YOU DO NOT PROPERLY FILL IT OUT, YOUR DIRECTIONS WILL NOT BE ACCEPTED AND THE VOTING INSTRUCTION FORM, AS WELL AS YOUR DIRECTIONS, WILL BE VOID AND YOUR SHARES WILL NOT BE VOTED.

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                      CHRYSALIS INTERNATIONAL CORPORATION
                                 575 Route 28
                          Rariton, New Jersy 08869


                             VOTING INSTRUCTION FORM
                                FOR SHARES IN THE
                    CHRYSALIS EMPLOYEE SAVINGS PLAN ("PLAN")




TO SCUDDER TRUST COMPANY:

                  I am a participant in the above-referenced Plan who beneficially owns shares of Common Stock of Chrysalis International Corporation ("Shares"), and, as such, I received a copy of the Letter to Participants. I wish to direct you as follows with respect to Shares allocated to my Account:

                               VOTING INSTRUCTIONS

____ By checking this space, I direct the Trustee to vote the Shares allocated to my Account under the Plan FOR the adoption of the Agreement and Plan of Merger, dated as of November 18, 1998, as amended by Amendment No. 1 dated as of March 24, 1999, which provides for the merger of a wholly owned subsidiary of Phoenix International Life Sciences Inc. with and into the Company.

____ By checking this space, I direct the Trustee to vote the Shares allocated to my Account under the Plan AGAINST the approval and adoption of the Agreement and Plan of Merger, dated as of November 18, 1998, as amended by Amendment No. 1 dated as of March 24, 1999, which provides for the merger of a wholly owned subsidiary of Phoenix International Life Sciences Inc. with and into the Company.

____ By checking this space, I direct the Trustee NOT to vote any Shares allocated to my Account under the Plan.

                  I have read and understand the Proxy Statement/Prospectus and the Letter to Participants. I hereby direct Scudder Trust Company, as Plan Trustee, to follow the direction set forth above. Whether or not I have directed the Trustee (or its agent) to vote Shares allocated to my Account on my behalf, if the Merger Agreement is adopted and the merger is consummated, I understand that the Trustee will hold the Merger Consideration payable for Shares allocated to my Account in the Fund and that the Merger Consideration will be held therein until I direct the Trustee otherwise by calling (800) 541-7705.


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DATE                                        SIGNATURE OF PARTICIPANT


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SOCIAL SECURITY NUMBER                      PLEASE PRINT NAME AND ADDRESS

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                                            TELEPHONE NO.


NOTE: THIS VOTING INSTRUCTION FORM MUST BE PROPERLY COMPLETED AND SIGNED IF IT IS TO BE FOLLOWED. IF THE FORM IS NOT SIGNED, THE DIRECTIONS INDICATED WILL NOT BE ACCEPTED. PLEASE RETURN THIS VOTING INSTRUCTION FORM TO THE TRUSTEE (OR ITS AGENT) USING THE PREADDRESSED REPLY ENVELOPE PROVIDED WITH YOUR VOTING INSTRUCTION MATERIALS, BEFORE APRIL 23, 1999.

YOUR DIRECTION HOW TO HAVE SHARES OF CHRYSALIS COMMON STOCK ALLOCATED TO YOUR ACCOUNT VOTED, OR TO HAVE SUCH SHARES OF CHRYSALIS COMMON STOCK NOT VOTED, WILL BE KEPT CONFIDENTIAL. IF YOU DO NOT RETURN THIS FORM BY THE DEADLINE, PLAN SHARES OF CHRYSALIS COMMON STOCK ALLOCATED TO YOUR ACCOUNT WILL NOT BE VOTED.